EXHIBIT 10.2

SECURED PROMISSORY NOTE
(Variable Rate)
THIS SECURED PROMISSORY NOTE (this “Note”) is executed by Borrower and made payable to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (together with its successors and assigns, “Lender”), to evidence a loan (the “Loan”) in the Principal Amount (as defined below) made by Lender to Borrower pursuant to the terms of that certain Loan Agreement of even date herewith (the “Loan Agreement”), by and between Borrower and Lender. This Note and the Secured Obligations (as defined below) are secured by, among other things, those certain Mortgages (as defined in the Loan Agreement), encumbering Borrower’s interests in and to certain real properties as described in the Mortgages and the Loan Agreement, together with all improvements thereon and all personal property located thereon and owned by Borrower as described in the Mortgages (collectively, the “Property” and each individual property, a “Property”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings accorded to such terms in the table set forth below and/or in the Loan Agreement. Further, any and all references hereinafter and in the Loan Documents to the “Note” shall be deemed to also include the Secured Obligations.

Date of Note:	February 11, 2016
Borrower:	New Private Restaurant Properties, LLC, a Delaware limited liability company
Obligor No.:	7829920036
Loan Type:	Mortgage Loan
Principal Amount:	$300,000,000.00
Payment Date:	As defined in Section 2 of this Note
Interest Rate:	As defined in Section 2 of this Note
Default Rate:	Interest Rate plus 200 basis points
Late Payment Charge:	See Section 5 of this Note
Late Payment Charge Grace Period:	5 days, including the Payment Date
Monthly Payment:	As defined in Section 2 of this Note
Maturity Date:	As defined in Section 2 of this Note
Secured Obligations:
Principal Amount of this Note, together with any and all interest accrued thereunder, any and all interest, fees, charges, premiums any other monies owing to Lender pursuant to this Note, the Loan Agreement and the other Loan Documents and any and all other obligations included within the meaning of the term “Obligations” as set forth in the Loan Agreement.

1.    Payments.
(a)    Monthly Interest Payments. Borrower hereby promises to pay to Lender the Monthly Payment on each Payment Date through the Maturity Date unless earlier paid in a prepayment in accordance with Section 6 or an acceleration in accordance with Section 7.

Secured Promissory Note (Variable Rate) Wells Fargo/New Private Restaurant Properties, LLC Obligor No.: 7829920036 CHAR1\1443109v7	1

(b)    Principal Payments. Borrower hereby promises to pay to Lender the then outstanding balance of the Principal Amount in accordance with the terms and conditions of Section 2.4 of the Loan Agreement and the relevant provisions of the Cash Management Agreement.
(c)    Maturity. The entire unpaid principal balance of this Note, plus accrued but unpaid interest and all other amounts due and owing hereunder or under the Loan Agreement and the other Loan Documents shall be due and payable in full on the Maturity Date.
2.    Definitions; Interest; Acknowledgement.
(a)    Definitions. For the purposes of this Note, the following terms shall have the following meanings:
“30/360 Basis” shall mean on the basis of a 360-day year consisting of 12 months of 30 days each.
“Actual/360 Basis” shall mean on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.
“Adjusted LIBOR Rate” shall mean the rate of interest equal to the LIBOR Rate, divided by one (1.00) minus the Reserve Percentage:

Adjusted LIBOR Rate	=	LIBOR Rate
(1-Reserve Percentage)

Notwithstanding the foregoing, if the Adjusted LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Note.
“Applicable Margin” shall mean 250 basis points, subject to adjustment in accordance with Section 3 hereof.
“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks in New York are authorized or required by law to close. Unless specifically referenced in this Note as a Business Day, all references to “days” shall be calendar days.
“Federal Funds Rate” is, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three (3) Federal Funds brokers of recognized standing selected by Lender. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Note.

Secured Promissory Note (Variable Rate) Wells Fargo/New Private Restaurant Properties, LLC Obligor No.: 7829920036 CHAR1\1443109v7	2

“Interest Period” shall mean either (i) for the first payment, the period commencing on the Closing Date and ending on March 11, 2016, provided, however, if such calendar day is not a Business Day, then such Interest Period shall end on the next succeeding Business Day after March 11, 2016, or (ii) for all other payments, the period commencing on the eleventh (11th) calendar day of the applicable calendar month, provided, however, if such calendar day is not a Business Day, then such Interest Period shall commence on the next succeeding Business Day after such eleventh (11th) calendar day, and ending on the eleventh (11th) calendar day of the next succeeding calendar month, provided, however, if such calendar day is not a Business Day, then such Interest Period shall end on the next succeeding Business Day after such eleventh (11th) calendar day; provided, further, that no Interest Period shall extend beyond the Maturity Date. For each Interest Period, no interest shall accrue on the last day of such Interest Period.
“Interest Rate” means, for each Interest Period, a variable interest rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Adjusted LIBOR Rate; provided, however, if for any reason the Adjusted LIBOR Rate is unavailable, then the “Interest Rate” shall mean, for each Interest Period, a variable interest rate per annum equal to the Replacement Rate.
“Initial Maturity Date” means February 11, 2018.
“LIBOR Rate” means, for any Interest Period, the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%), quoted by Lender as the London Inter-Bank Offered Rate, as determined for each Adjustment Date (as defined below) at approximately 11:00 a.m. London time two (2) London Banking Days prior to the Adjustment Date, for deposits in U.S. Dollars with a term of seven days. The rate of interest will be adjusted on Monday of every week (the "Adjustment Date") and remain fixed until the next Adjustment Date. If the Adjustment Date in any particular month would otherwise fall on a day that is not a banking day then, at the Lender’s option, the Adjustment Date for that particular month will be the first banking day immediately following thereafter.
“Maturity Date” shall mean the Initial Maturity Date, or if the Loan is extended in accordance with Section 2.5 of the Loan Agreement, the Extension Maturity Date, as the context may require.
“Monthly Payment” shall mean interest only, to be reset on the first day of each Interest Period based upon changes in the Interest Rate. The Monthly Payment shall be calculated by multiplying (a) the actual number of days elapsed in the Interest Period at the time in which the calculation is being made by (b) a daily rate equal to the Interest Rate divided by three hundred sixty (360) by (c) the then outstanding balance of the Principal Amount.
“Payment Date” shall mean the eleventh (11th) day of each calendar month, commencing on March 11, 2016; provided however, if such calendar day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.
“Replacement Rate” is, for any day, a variable interest rate per annum equal to the sum of (i) the Applicable Margin, (ii) the Federal Funds Rate, and (iii) one percent (1%).

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“Reserve Percentage” shall mean, for any Interest Period, the aggregate of the maximum reserve percentages (including all basic, marginal, special, emergency and supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority, domestic or foreign, to which any Lender is subject with respect to “Eurocurrency Liabilities” (as defined in regulations issued from time to time by such Board of Governors). The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.
(b)    Interest. Interest will accrue and be charged on the outstanding principal balance of this Note, from time to time, at the Interest Rate, and upon and during the continuation of a Default, at the Default Rate. The Interest Rate shall be reset on each Payment Date until the Maturity Date. All calculations of interest shall be computed on an Actual/360 Basis and the total amount of each Monthly Payment shall be determined using an Actual/360 Basis. In no event shall Borrower’s interest payment obligations or the amounts of interest payable, contracted for, charged or received under or in connection with this Note exceed the limitations set forth in Section 9 below.
(c)    Acknowledgement. Borrower acknowledges that interest calculated on an Actual/360 Basis exceeds interest calculated on a 30/360 Basis and, therefore: (a) a greater portion of each Monthly Payment will be applied to interest using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis; and (b) the unpaid principal balance of this Note on the Maturity Date will be greater using the Actual/360 Basis than would be the case if interest accrued on a 30/360 Basis.
3.    Increased Costs. If any Change in Law (as defined below) shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by Lender (except any reserve requirement reflected in the LIBOR Rate); (ii) subject Lender to any taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than income taxes or other taxes in the nature of income taxes); or (iii) impose on Lender or the London interbank market any other condition, cost or expense (other than taxes) affecting this Note or Loans; and the result of any of the foregoing shall be to increase the cost to Lender, of making or maintaining any Loan (or of maintaining its obligation to make any Loan), or to reduce the amount of any sum received or receivable by Lender (whether of principal, interest or any other amount) then, upon written request of Lender, Borrower shall promptly pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered, provided that Lender is generally seeking, or intending generally to seek, comparable compensation from substantially situated borrowers under similar credit facilities in similar circumstances.  If Lender determines that any Change in Law affecting Lender regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Lender’s capital as a consequence of this Note or the Loans to a level below that which Lender could have achieved but for such Change in Law (taking into consideration Lender’s policies with respect to capital adequacy), then from time to time upon written request of Lender the Borrower shall promptly pay to Lender such additional amount or amounts as will compensate Lender for any such reduction suffered, provided that Lender is generally seeking, or intending generally to seek, comparable compensation from substantially situated borrowers under similar credit facilities in similar circumstances.
For the purposes herein, “Change in Law” shall mean the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application

Secured Promissory Note (Variable Rate) Wells Fargo/New Private Restaurant Properties, LLC Obligor No.: 7829920036 CHAR1\1443109v7	4

thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
4.    Form, Place and Timing of Payments. Borrower agrees to make all payments under this Note to Lender in lawful money of the United States of America and in immediately available funds in accordance with the terms and provisions of the Cash Management Agreement and/or at such place or places in the continental United States and by such method or methods (wire transfer or bank account debit) as Lender may request. Whenever a payment to be made under this Note becomes due and payable on a non-Business Day, such payment shall be made on the next succeeding Business Day.
5.    Late Payment Charge. If Lender has not received any payment (other than the payment of the outstanding principal balance on the Maturity Date) within five (5) days following the date on which such payment is due (whether by acceleration or otherwise), in addition to any other amounts payable hereunder, Borrower shall pay to Lender promptly on demand, a late payment charge (“Late Payment Charge”) in an amount equal to the product of (x) the difference between (1) the amount due on any such due date and (2) the amount actually received on such due date multiplied by (y) 4%. The timely payment to Depository of any amounts due under this Note or the other Loan Documents, including the Cash Management Agreement, shall be deemed timely payment to Lender.
6.    Prepayment. During the Initial Term or any Extension Term, Borrower may prepay the Note, in whole or in part, at any time, for any reason, including (a) to effect a cure of a Blocked Condition under the Loan Agreement, (b) in connection with a casualty or condemnation pursuant to Section 2.9(c) of the Loan Agreement, or (c) in connection with a Property Sale pursuant to Section 2.8 of the Loan Agreement.
7.    Acceleration; Expenses. If an Optional Default occurs and for so long as such Optional Default is continuing, Lender may declare this Note to be immediately due and payable and Lender may pursue its remedies against Borrower and the personal and real property of Borrower that secure Borrower’s Secured Obligations. If an Automatic Default occurs, this Note shall be immediately due and payable without presentment, demand, protest or notice of any kind and Lender may pursue its remedies against Borrower and the personal and real property of Borrower that secure Borrower’s Secured Obligations. If this Note becomes due and payable on any date prior to the Maturity Date (such date an “Acceleration Date”), Borrower hereby agrees to pay to Lender on the Acceleration Date, including, without limitation, accrued and unpaid interest which would be due and payable on the Payment Date immediately following the Acceleration Date if the Note were prepaid in full on such Payment Date, together with all accrued and unpaid Late Payment Charges. Borrower agrees that upon the occurrence and continuance of a Default, Borrower will pay all reasonable costs and expenses of collection and enforcement of the remedies provided hereunder and the other Loan Documents (including, without limitation, statutory costs, attorneys’ fees and disbursements, whether or not a suit and/or foreclosure is commenced, and the cost of title evidence), which amounts (and all other amounts which are due and payable by Borrower) shall be added to the outstanding balance of the Principal Amount of this Note and will bear interest at the Default Rate.

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8.    WAIVERS AND SPECIAL AGREEMENTS.
(a)    BORROWER HEREBY MAKES AND ACKNOWLEDGES THAT IT MAKES ALL OF THE WAIVERS AND SPECIAL AGREEMENTS (“WAIVERS”) SET FORTH IN THIS NOTE KNOWINGLY, INTENTIONALLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF SUCH WAIVERS WITH ITS ATTORNEY; BORROWER FURTHER ACKNOWLEDGES THAT BORROWER UNDERSTANDS THE RIGHTS BEING WAIVED AND THAT THE WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER TO MAKE THE LOAN TO BORROWER; THAT THE TERMS OF THE LOAN ARE FAVORABLE TO BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN ON SUCH TERMS WITHOUT SUCH WAIVERS.
(b)    Borrower and any and all obligors, sureties, guarantors and endorsers of this Note (other than Lender) and all other parties now or hereafter liable hereon jointly and severally (“Obligors”), subject in each case to the terms of the Loan Documents, (i) acknowledge that the transaction of which this Note is a part of a commercial transaction, (ii) with respect to this Note waive any and all (from time to time) (1) rights to notice and hearing under any state or federal law with respect to any prejudgment remedy which Lender may desire to use, from time to time, and (2) except to the extent expressly provided herein or in the other Loan Documents, grace, diligence, demand, presentment for payment, protest, notice of any kind (including notice to sureties, disclosure of facts which materially increase risks, notice of protest, acceptance, liability, suit, demand, action, dishonor, payment or nonpayment, protest, intention to accelerate or acceleration, extension or renewal), surety defenses of any kind (including defenses relating to impairment of recourse, release or modification of underlying obligation, extension of time, impairment of collateral, nondisclosure), rights of appraisal of any security or collateral for any obligation or guaranteed obligation and diligence in collecting and bringing suit against any party; (iii) agree (1) to all extensions of any obligation or guaranteed obligations (including rescheduling and recalculation of amortization), in whole or in part, from time to time, or any partial payments, with or without notice, before or after maturity, (2) to any one or more substitutions, exchanges or releases of any or all security, now or hereafter given for any obligation, (3) to any and all releases, from time to time, of any and all parties primarily, secondarily or otherwise liable for any obligation or guaranteed obligation, (4) that it is not (and at no time will be) necessary for Lender, or any other holder, transferee, obligee or beneficiary of any note or obligation or guaranteed obligation (or any interest therein) (“Obligee”), in order to enforce such note or obligation, to first institute or exhaust such Person’s remedies against Borrower or other Person or against any collateral or other security for such note or obligation, and (5) that any delay in exercising, failure to exercise, or non-exercise (or partial exercise), from time to time, by Lender or any Obligee of any obligation or guaranteed obligation of any rights or remedies (or to insist upon strict performance) in any one or more instances shall not constitute a waiver thereof (or preclude full exercise or insistence upon strict performance thereof) in that or any other instance, and any single exercise of any such Person’s right or remedies in any one or more instances shall not preclude full exercise in any other instance; and (iv) subordinates to payment of all Secured Obligations and agrees not to assert while any Secured Obligations remain outstanding any right of set off and any claim (as defined in 11 U.S.C. Section 101), including, without limitation, any claim of subrogation, reimbursement, exoneration, contribution or indemnification that Borrower or any other Obligor may now or hereafter have against Borrower or any other Obligor or any security held by or available to Lender.
(c)    WAIVER OF TRIAL BY JURY, APPRAISAL RIGHT, CLAIM AND DEFENSES.
(1)    BORROWER AND EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, AND LENDER BY ITS ACCEPTANCE OF THE NOTE

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IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE NOTE.
(2)    BORROWER AND EACH OBLIGOR HEREBY IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT ANY RIGHT OF SETOFF AND ANY CLAIM (AS DEFINED IN 11 U.S.C. SECTION 101), OTHER THAN ANY MANDATORY COUNTERCLAIMS, THAT BORROWER OR ANY OBLIGOR MAY NOW OR HEREAFTER MAY HAVE AGAINST LENDER, AND ITS AFFILIATES, MEMBERS, STOCKHOLDERS, DEBT HOLDERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BORROWER DOES NOT WAIVE ANY RIGHT TO CHALLENGE THE CALCULATION OF ANY AMOUNT CLAIMED TO BE DUE PURSUANT TO THIS NOTE.
(3)    BORROWER AND EACH OBLIGOR HEREBY SPECIFICALLY AGREE THAT SUCH PERSON SHALL NOT BE RELEASED FROM LIABILITY UNDER THIS NOTE BY ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OTHER PERSON, INCLUDING WITHOUT LIMITATION, A NON-JUDICIAL SALE OF COLLATERAL UNDER ANY LOAN AGREEMENT, MORTGAGE, DEED OF TRUST OR DEED TO SECURE DEBT THAT WOULD AFFORD BORROWER OR OBLIGOR A DEFENSE BASED UPON THE LAWS (INCLUDING THE ANTI DEFICIENCY LAWS) OF ANY STATE.
(4)    BORROWER AND EACH OBLIGOR REPRESENT AND WARRANT THAT THIS NOTE, AND THE OTHER LOAN DOCUMENTS ARE IN FULL FORCE AND EFFECT AND ARE NOT SUBJECT TO ANY VALID RIGHT OF RESCISSION, SETOFF, ABATEMENT, DIMINUTION, COUNTERCLAIM OR DEFENSE AS AGAINST LENDER, INCLUDING THE DEFENSE OF USURY, THAT THE OPERATION OF ANY OF THE TERMS OF THE LOAN, OR THE EXERCISE OF ANY RIGHT THEREUNDER, WILL NOT RENDER THE LOAN UNENFORCEABLE, IN WHOLE OR IN PART, OR SUBJECT TO ANY RIGHT OF RESCISSION, SETOFF, ABATEMENT, DIMINUTION, COUNTERCLAIM OR DEFENSE, INCLUDING THE DEFENSE OF USURY, AND THAT LENDER HAS NOT TAKEN ANY ACTION WHICH WOULD GIVE RISE TO THE ASSERTION OF ANY OF THE FOREGOING AND NO SUCH RIGHT OF RESCISSION, SETOFF, ABATEMENT, DIMINUTION, COUNTERCLAIM OR DEFENSE, INCLUDING THE DEFENSE OF USURY, HAS BEEN ASSERTED WITH RESPECT THERETO.
(5)    THE PROVISIONS OF THIS SECTION 8 ARE FOR THE BENEFIT OF LENDER, AND ITS RESPECTIVE AFFILIATES, MEMBERS, STOCKHOLDERS, DEBT HOLDERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES AND MAY BE SPECIFICALLY AND SEPARATELY ENFORCED BY EACH SUCH PERSON, AND SHALL SURVIVE INDEFINITELY.
9.    LIMITATION OF INTEREST. NOTWITHSTANDING ANY OTHER PROVISION HEREOF, IN NO EVENT SHALL THE AMOUNT OR RATE OF INTEREST (INCLUDING TO THE EXTENT APPLICABLE ANY DEFAULT RATE INTEREST OR LATE PAYMENT CHARGE) PAYABLE, CONTRACTED FOR, CHARGED OR RECEIVED UNDER OR IN CONNECTION WITH THIS NOTE, FROM TIME TO TIME OR FOR WHATEVER REASON, EXCEED THE MAXIMUM RATE OR AMOUNT, IF ANY, SPECIFIED BY APPLICABLE LAW. If from any circumstance whatsoever, fulfillment of any provision hereof or of such other Loan Documents or other documents or obligations at the time performance of such provision shall be due, shall involve transcending the limit of

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validity proscribed by applicable Laws, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Lender shall ever receive an amount deemed interest by applicable Law which shall exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the outstanding balance of the Principal Amount owing hereunder or on account of any other principal indebtedness of the Borrower to Lender, and not to payment of interest, or if such excessive interest exceeds the unpaid balance of Principal Amount and such other indebtedness, or if Lender is prohibited by applicable Law from applying such excessive interest to the reduction of the outstanding balance of the Principal Amount, without any prepayment or yield maintenance, or on account of any other indebtedness, the excess shall be refunded to Borrower. All sums paid or agreed to be paid by the Borrower for the use, forbearance or detention of the indebtedness of the Borrower to Lender shall, to the extent permitted by applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this Section 9 shall control and supersede every other provision of all agreements between the Borrower and Lender and all obligations of Borrower to Lender.
10.    Application; Calculations of Amounts Due. Timely payments of Monthly Payment shall be applied first to previously accrued, due and unpaid interest, then to the interest payments then due under this Note. Payments other than timely payments of Monthly Payment shall be applied in accordance with the Loan Agreement or otherwise as determined by Lender in its sole discretion. All calculations and applications of amounts due on any date, whether by acceleration or otherwise, will be made by Lender and Borrower agrees that all such calculations and applications will be conclusive and binding absent manifest error.
11.    Miscellaneous.
(a)    Assignability; Modifications; Enforceability. THIS NOTE MAY NOT BE TRANSFERRED OR ASSIGNED BY LENDER TO ANY PERSON EXCEPT IN COMPLIANCE WITH THE TERMS OF THE LOAN AGREEMENT. This Note and the rights and obligations under this Note are not assignable or delegable, directly or indirectly, in whole or in part, by Borrower, except as provided in and then only in accordance with the Loan Agreement. This Note shall be binding upon Borrower, its successors and, without limiting the preceding two sentences, assigns. This Note may not be modified, amended, waived, extended, changed, discharged, terminated or canceled, in whole or in part, orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by Lender and Borrower. For all payments to be made and obligations to be performed under this Note, Borrower agrees to perform strictly in accordance with the terms of this Note and time is of the essence. Whenever possible, this Note and each provision hereof, shall be interpreted in such manner as to be effective, valid and enforceable under applicable Law. If and to the extent that any such provision shall be held invalid and unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof, and any determination that the application of any provision hereof to any Person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other Person or in any other circumstance. All rights and remedies provided in this Note, the Loan Agreement, any Loan Document or any Law shall be available to Lender and shall be cumulative.
(b)    Governing Law.
(1)    BORROWER REPRESENTS, WARRANTS, AND ACKNOWLEDGES TO LENDER THAT THIS NOTE AND THE OTHER LOAN DOCUMENTS BEAR A REASONABLE

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RELATIONSHIP TO THE STATE OF NEW YORK. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES.
(2)    BORROWER HEREBY CONSENTS, UNCONDITIONALLY AND IRREVOCABLY, TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OTHER THAN PURSUIT OF A JUDGMENT ON THE NOTE WHERE SUIT IS ALSO BROUGHT IN THE STATE WHERE ANY PROPERTY IS LOCATED TO TAKE JURISDICTION OF SUCH PROPERTY. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION AND BORROWER FURTHER CONSENTS AND SUBMITS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE WHERE EACH PROPERTY IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH PROPERTY INCLUDING BUT NOT LIMITED TO FORECLOSURES. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH HEREIN IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION. To the extent that the Borrower has or may hereafter acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Borrower or the Borrower’s property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Note.
12.    Entire Agreement. THIS NOTE AND OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[Signature page follows]

Secured Promissory Note (Variable Rate) Wells Fargo/New Private Restaurant Properties, LLC Obligor No.: 7829920036 CHAR1\1443109v7	9

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered on the first date set forth above.

BORROWER:

NEW PRIVATE RESTAURANT PROPERTIES, LLC, a Delaware limited liability company

	By:	/s/ Michael A’Hearn
	Name:	Michael A’Hearn
	Title:	Vice President and Treasurer
Borrower’s Address: New Private Restaurant Properties, LLC 2202 N. West Shore Boulevard, Suite 500 Tampa, Florida 33607 Attn: Mike A’Hearn Telephone: (813) 282-1225
With a copy to: Buchanan Ingersoll & Rooney PC 401 E. Jackson Street, Suite 2400 Tampa, Florida 33602-5236 Attn: Jeffrey C. Shannon Telephone: (813) 222-1122 Facsimile: (813) 222 8189

Secured Promissory Note (Variable Rate)
Wells Fargo/New Private Restaurant Properties, LLC
Obligor No.: 7829920036